Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contact:		Company Contact:
Terry Slavin		Meggan Powers
Director, Corp. Comm. & IR		PR Manager
Cymer, Inc.		Cymer, Inc.
Tel.:	(858) 385-5232	Tel.:	(858) 385-6327
Fax:	(858) 385-6090	Fax:	(858) 385-6045

CYMER REPORTS RESULTS FOR FIRST QUARTER 2003

SAN DIEGO, Calif., April 22, 2003 - Cymer, Inc. (Nasdaq NM: CYMI), the world’s leading supplier of excimer light sources used in semiconductor manufacturing, today announced operating results for the first quarter of 2003.

For the first quarter ended March 31, 2003, the company reported a net loss of $3,362,000, equal to a loss of $0.10 per share (diluted), compared to net income of $4,088,000, equal to $0.12 per share (diluted), in the first quarter of 2002.  Total revenue for the first quarter of 2003 was $67,599,000 compared to total revenue of $61,983,000 in the first quarter of the prior year.

On a sequential basis, the first quarter 2003 net loss compared to the fourth quarter 2002 net loss of $3,897,000, or a loss of $0.11 per share (diluted), while first quarter 2003 total revenue decreased three percent compared to the $70,024,000 posted in the fourth quarter of 2002.

Bob Akins, Cymer’s chief executive officer, noted, “In the first quarter we were pleased to ship, on schedule, our first XLA 100 40 watt argon fluoride (ArF) light source based on our new two-stage Master Oscillator Power Amplifier (MOPA) technology, and as of today’s date, we have shipped XLA 100s to all of our direct customers.  At the same time, due to volatile industry conditions, the quarter was a difficult one to predict and to manage.  Two of our direct customers pushed out delivery of some XLA 100s to the second quarter of 2003 to better align with their changed production schedules, which reduced our revenue.  Gross margin was higher than anticipated due to our light source product mix shifting toward more mature models, as well as stronger than forecasted consumables sales in the latter half of March.”

Turning to specific results, Akins noted, “We recognized revenue on the sale of 56 light sources to our three direct customers in the first quarter of 2003 compared to 64 light sources in the fourth quarter of 2002.  Cymer installed 67 light sources at chipmakers and other end users in the first quarter, increasing our total installed base to 2,053.  The estimated rolling four-quarter share of Cymer light sources installed at chipmakers as of March 31, 2003 remained at just above 90 percent.  We are pleased because this continued high level of preference by chipmakers directly demonstrates the compelling nature of our light source product portfolio and support services.”

Commenting on first quarter results, Nancy Baker, Cymer’s senior vice president and chief financial officer noted, “In the first quarter, technology buys accounted for approximately 58 percent of light source shipments, with the new XLA 100 accounting for 13 percent of shipments, the ELS 7000 krypton fluoride (KrF) product accounting for 34 percent of light source shipments, and our NanoLith 7000 ArF product accounting for 11 percent of system shipments.  The reduction in shipments of the NanoLith, down from 33 percent in the prior quarter, demonstrates the impact of the XLA 100 on this mature ArF product, and illustrates both the effectiveness of our self-obsolescence strategy and the industry’s adoption of the MOPA technology.  Shipments of our ELS-6000TM and ELS-6010 products accounted for 42 percent of light source shipments. Our average selling price (ASP), on a currency adjusted basis, rose to $768,000 in the first quarter of 2003 from $721,000 in the prior quarter.  The ASP was below our most recent guidance due to the product mix shift that occurred late in the first quarter.  Non-systems product revenue, which consists of upgrades, consumables and spare parts and service, represented 35 percent of first quarter 2003 revenue compared to 32 percent of fourth quarter 2002 revenue.

“Product gross margin in the first quarter of 2003 remained flat with fourth quarter 2002 gross margin at 36 percent,” Baker continued.  “Our first quarter 2003 investment in research and development (R&D) totaled $17,524,000, equal to 26 percent of revenue, down from $20,137,000, or 29 percent of revenue in the fourth quarter.  We reported an operating loss of $2,702,000, or 4 percent of revenue, in the first quarter of 2003, compared to an operating loss of $4,117,000, or 6 percent of revenue, in the fourth quarter of 2002.  In the first quarter of 2003, bookings totaled $58,075,000 and the book-to-bill ratio fell to 0.94 compared to bookings of $81,951,000 and a book-to-bill ratio of 1.27 in the fourth quarter of 2002.  The backlog decreased to $97,076,000 in the first quarter of this year from $100,954,000 in last year’s fourth quarter.  Cymer’s operating activities used $17,439,000 in cash during the first quarter.”

Cash and cash equivalents and short- and long-term investments totaled $387,196,000 as of March 31, 2003.  Because of the timing of progress billings associated with the construction of Cymer’s new San Diego facility, capital spending for the first quarter of 2003 came in well below guidance, at $27,155,000 compared to $20,724,000 in the fourth quarter of 2002.  Depreciation and amortization for the first quarter of 2003 totaled $7,974,000 compared with $6,918,000 in the fourth quarter of 2002.

Corporate Outlook

Turning to industry conditions, Akins observed, “With no near-term upturn in sight we will concentrate over the next two quarters on re-engineering our cost structure to better position ourselves for profitability in this low volume business environment, and equally importantly to be better positioned across the organization to take full advantage of industry growth when it returns.  We consider it only prudent to take strong and substantive actions to lower our operating break-even point from the currently estimated level of $75 million to $80 million in quarterly revenue to a targeted $60 million in quarterly revenue by the fourth quarter of this year.  Such actions will include: (i) narrowing the focus of our product portfolio to next generation ArF and KrF light sources, and continuing our scientific investigation with the fluorine (F2) and extreme ultraviolet (EUV) wavelengths, (ii) implementing later this month an approximate 15 percent reduction in our worldwide work force, (iii) reducing discretionary and capital spending for the remainder of the year and writing down approximately $3.2 million in corporate assets in the second quarter of 2003, and finally (iv) consolidating our headquarters buildings that currently house manufacturing, some administrative functions and warehousing into our XL Series product manufacturing facility which will reduce our total square footage in San Diego by about 30 percent.  As difficult as these steps will be, we feel they are appropriate given the expected level of business activity in the foreseeable future.”

Commenting on the volatility in the industry, Baker said, “Uncertainty in the global economy and the current challenging industry environment coupled with low levels of operations, where any variance in planned system shipments can have a dramatic impact on financial performance, exacerbates the volatility in our forecasting ability.  Within these limits, and based on information available at this time, we are prepared to offer the following guidance for the second quarter of 2003:”

•                    We currently estimate that total revenue in the second quarter of 2003 will be relatively flat with first quarter 2003 revenue, give or take a few percentage points.

•                    We are forecasting that foreign currency adjusted ASPs will be slightly above $1,000,000.

•                    We expect that gross margin will be between 17 percent and 22 percent.  This lower estimated second quarter gross margin reflects heavier weighting of XLA 100 shipments in the second quarter and their associated higher production and warranty costs, including infrastructure-building expenses and reduced efficiencies associated with the new product and technology learning curve.  Second quarter projected gross margin is approximately six points lower than it would have been because of cost reduction actions during the quarter.

•                    We anticipate that R&D spending in the second quarter will be between $15,500,000 and $17,000,000.

•                    We expect selling, general and administrative expenses to be between $9,500,000 and $10,500,000.

•                    We currently model net other income and expense at breakeven in each quarter prior to the inclusion of foreign exchange gains or losses.

•                    We estimate the annual effective tax rate for 2003 will be zero percent.  This lower rate continues to reflect the tax benefits from US export incentive programs, and R&D and manufacturing investment credits.

•                    Capital spending for the quarter is expected to be between $25,000,000 and $30,000,000, related to the construction of the XL Series product manufacturing facility and required production equipment.

•                    We plan to issue a second quarter update between June 9 and June 13, 2003.

Forward Looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements.  These statements include, but are not limited to all of the statements under the caption “Corporate Outlook” above.  These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties.  In addition, statements regarding backlog and book-to-bill ratios should not be read as predictions or projections of future performance.  Actual events or results may differ materially from those projected in any of such statements due to various factors, including but not limited to: order push-outs or product shipment delays, the demand for semiconductors in general, and, in particular, for leading-edge devices with smaller geometries; the rate at which semiconductor manufacturers take delivery of photolithography tools from the company’s customers; the performance and market acceptance of the company’s new products or technologies; delays or cancellations by customers of their orders; new and enhanced product offerings by competitors; the timing of customer orders, shipments and acceptances; the company’s ability to meet its production and/or product development schedules; the company’s ability to secure adequate supplies of critical components for its advanced products; and the company’s ability to manage its expense levels and unanticipated expenses.  For a discussion of these and other factors which may cause our actual events or results to differ from those projected, please refer to the company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as other subsequent filings with the Securities and Exchange Commission.

Cymer’s management will hold a conference call at 2:00 pm (PDT) today, April 22, 2003, to discuss first quarter results and second quarter guidance.  The call and accompanying slides, and this press release, may be accessed on the company’s web site at www.cymer.com.

About Cymer

Cymer, Inc. is the world’s leading supplier of excimer laser illumination sources, the essential light source for deep ultraviolet (DUV) photolithography systems.  DUV lithography is a key enabling technology, which has allowed the semiconductor industry to meet the exacting specifications and manufacturing requirements for volume production of today’s advanced semiconductor chips.  Further information on Cymer may be obtained from the Company’s SEC filings, the Internet at www.cymer.com or by contacting the company directly.

Cymer, Inc.	Three months ended March 31,
	2002	2003
Total revenues	$61,983,000	$67,599,000
Extraordinary loss on debt extinguishment	163,000	—

Net income (loss)	4,088,000	(3,362,000)
Basic earnings (loss) per share	$0.13	$(0.10)
Diluted earnings (loss) per share	$0.12	$(0.10)
Weighted average common shares outstanding (diluted)	33,142,000	34,306,000

CYMER, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except per share data)

	For the three months ended March 31,

	2002	2003
REVENUES:
Product sales	$61,449	$67,336
Other	534	263
Total revenues	61,983	67,599

COST AND EXPENSES:
Cost of product sales	32,480	42,870
Research and development	14,986	17,524
Sales and marketing	3,684	4,094
General and administrative	3,686	5,773
Amortization of intangibles	40	40

Total costs and expenses	54,876	70,301

OPERATING INCOME (LOSS)	7,107	(2,702)

OTHER INCOME (EXPENSE):
Foreign currency exchange gain (loss) - net	157	(360)
Interest and other income	1,956	2,489
Interest and other expense	(3,353)	(2,475)

Total other expense – net	(1,240)	(346)

INCOME (LOSS) BEFORE INCOME TAX PROVISION AND MINORITY INTEREST	5,867	(3,048)

INCOME TAX PROVISION	1,584	—
MINORITY INTEREST	(32)	(314)

INCOME (LOSS) BEFORE EXTRAORDINARY ITEM	4,251	(3,362)

Extraordinary loss on debt extinguishment	(163)	—

NET INCOME (LOSS)	$4,088	$(3,362)

EARNINGS (LOSS) PER SHARE:
Basic earnings (loss) per share:
Before extraordinary item	$0.14	$(0.10)
Extraordinary loss on debt extinguishment	(0.01)	—
Basic earnings (loss) per share	$0.13	$(0.10)
Weighted average common shares outstanding — basic	31,282	34,306

Diluted earnings (loss) per share:
Before extraordinary item	$0.13	$(0.10)
Extraordinary loss on debt extinguishment	(0.01)	—
Diluted earnings (loss) per share	$0.12	$(0.10)
Weighted average common shares outstanding — diluted	33,142	34,306

CYMER, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In thousands, except share data)

	December 31, 2002	March 31, 2003
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$196,643	$168,242
Short-term investments	71,249	80,011
Accounts receivable - net	52,341	65,602
Inventories	100,119	104,363
Deferred income taxes - current	20,041	20,041
Prepaid expenses and other	6,029	5,477

Total current assets	446,422	443,736

PROPERTY - net	112,209	131,985
LONG TERM INVESTMENTS	159,029	138,943
DEFERRED INCOME TAXES - NON-CURRENT	20,553	20,742
GOODWILL - net	10,597	10,597
INTANGIBLE ASSETS - net	8,565	8,203
OTHER ASSETS	9,512	9,334

TOTAL ASSETS	$766,887	$763,540

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$26,499	$26,249
Accrued warranty and installation	30,078	26,050
Accrued payroll and benefits	7,334	6,507
Accrued patents, royalties and other fees	6,806	9,523
Foreign currency forward exchange contracts	907	571
Accrued interest	3,300	1,085
Income taxes payable	11,321	9,725
Revolving loan	6,667	10,003
Accrued and other liabilities	2,383	2,213

Total current liabilities	95,295	91,926

Convertible subordinated notes	250,000	250,000
Other liabilities	5,154	5,356

Total liabilities	350,449	347,282

MINORITY INTEREST	4,104	4,418

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred Stock - authorized 5,000,000 shares; $.001 par value, no shares issued or outstanding	—	—
Common stock - authorized 100,000,000 shares; $.001 par value , issued and outstanding 34,227,000 and 34,353,000 shares	34	34
Paid-in capital	302,501	305,364
Unearned compensation	(2,358)	(2,081)
Accumulated other comprehensive loss	(3,429)	(3,701)
Retained earnings	115,586	112,224

Total stockholders’ equity	412,334	411,840

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$766,887	$763,540

CYMER, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(in thousands)

	For the three months ended March 31

	2002	2003

OPERATING ACTIVITIES:
Net income (loss)	$4,088	$(3,362)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Extraordinary loss on debt extinguishment	163	—
Depreciation and amortization	6,105	7,974
Non-cash stock based compensation	—	397
Amortization of unearned compensation	277	277
Minority interest	32	314
Provision for deferred income taxes	5	—
Loss on disposal or impairment of property and equipment	173	194
Change in assets and liabilities:
Accounts receivable	(7,601)	(13,261)
Income taxes receivable	2,024	—
Foreign currency forward exchange contracts	(570)	(57)
Inventories	(8,415)	(4,244)
Prepaid expenses and other assets	163	303
Accounts payable	3,029	(250)
Accrued and other liabilities	764	(4,128)
Income taxes payable	—	(1,596)

Net cash provided by (used in) operating activities	237	(17,439)

INVESTING ACTIVITIES:
Acquisition of property and equipment	(3,547)	(27,155)
Purchases of investments	(65,191)	(25,321)
Proceeds from sold or matured investments	23,225	36,953
Acquisition of minority interest	(360)	(180)

Net cash used in investing activities	(45,873)	(15,703)

FINANCING ACTIVITIES:
Net borrowings under revolving loan and security agreements	(22)	3,334
Proceeds from issuance of common stock	9,073	2,466
Redemption of convertible subordinated notes	(39,598)	—
Issuance of convertible subordinated notes	250,000	—
Issuance of convertible subordinated notes offering costs	(7,799)	—
Payments on capital lease obligations	(9)	(13)

Net cash provided by financing activities	211,645	5,787

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	252	(1,046)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	166,261	(28,401)
CASH AND CASH EQUIVALENTS AT BEGINNING OF THE PERIOD	111,195	196,643

CASH AND CASH EQUIVALENTS AT END OF THE PERIOD	$277,456	$168,242

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$5,777	$1,963
Income taxes paid (refunded), net	$(443)	$4,431

SUPPLEMENTAL DISCLOSURE OF NON CASH INVESTING AND FINANCING ACTIVITIES:
Conversion of subordinated notes to equity	$112,998	$—